Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-194836) pertaining to the Continental Building Products, Inc. 2014 Stock Incentive Plan of our report dated February 25, 2015, with respect to the consolidated financial statements of Continental Building Products, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

McLean, Virginia

February 25, 2015